Exhibit 99.1

FOR IMMEDIATE RELEASE

Seneca Gaming Corporation Announces First Quarter 2006 Results

Niagara Falls, NY – Seneca Gaming Corporation (“SGC”, or the “Company”) today reported its first quarter financial results for the three months ended December 31, 2005 (“First Quarter 2006”).

SGC is a wholly owned, tribally chartered corporation of the Seneca Nation of Indians (“Nation”) that operates all of the Nation’s Class III gaming operations in Western New York. SGC, through its wholly owned subsidiaries, Seneca Niagara Falls Gaming Corporation (“SNFGC”) and Seneca Territory Gaming Corporation (“STGC”), operates two casinos in Niagara Falls, New York (Niagara Territory) (“Seneca Niagara Casino and Hotel”) and Salamanca, New York (Allegany Territory) (“Seneca Allegany Casino”), respectively.

First Quarter Fiscal 2006 Financial Results Summary

For the First Quarter 2006 and for the three months ended December 31, 2004 (“First Quarter 2005”), consolidated net revenues were $108.9 million and $107.9 million, respectively, a 1% increase. SGC’s consolidated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) was $34.6 million for the First Quarter 2006, compared to $38.4 million in the First Quarter 2005, or a decrease of 10%. SGC’s consolidated Adjusted EBITDA (EBITDA plus pre-opening expenses) was $37.6 million for the First Quarter 2006 compared to $38.4 million for the First Quarter 2005, or a decrease of 2%. Net income for the First Quarter 2006 was $21.3 million compared to $21.1 million for the First Quarter 2005, or an increase of 1%.

John Pasqualoni, President and Chief Executive Officer of SGC, stated the following: “Our operations during the first two months of the First Quarter 2006 at Seneca Niagara Casino and Hotel were impacted by road work to one of the main highways servicing our facility and activity related to the construction of our 604-room luxury hotel project, which partially opened on December 15, 2005. Since the partial opening of the luxury hotel project, we have been pleased with its acceptance by our guests, and the increased gaming activity. We expect to have the entire luxury hotel project completed on March 31, 2006. During the remainder of fiscal 2006, we plan to expand our marketing and advertising to attract more mid to high-end gaming patrons, conference business, and overnight guests. I continue to be pleased with the operating performance of Seneca Allegany Casino. Its EBITDA for the First Quarter 2006 was $11.3 million, an increase of $1.3 million, or 13%.”

Expansion Projects

During the First Quarter 2006, SGC expended $58.7 million for construction costs and the purchase of property and equipment, including $50.8 million for the construction of the luxury hotel at Seneca Niagara Casino, and $1.7 million for the construction of the Seneca Allegany

Casino resort hotel. The remaining balance of capital expenditures relates to other construction and equipment purchases for both casinos.

As of this date, we expect that the entire 604 rooms and all related amenities of the Seneca Niagara Casino and Hotel will be open by March 31, 2006. Estimated total cost to construct and equip the luxury hotel is between $235.0 to $240.0 million.

Erection of steel has commenced at the Seneca Allegany Casino resort hotel. We are targeting opening the entire public area space and two floors of the hotel by October 22, 2006.  This target date may be extended based on various factors, including cost, which we are currently evaluating.  We continue to plan the opening of the remaining hotel floors by December 31, 2006. Estimated total cost to construct and equip the resort hotel is between $156.0 and $167.0 million.

Barry E. Snyder, Sr, President of the Seneca Nation of Indians and Chairman of the SGC Board of Directors commented: “On December 15, 2005, we witnessed the next step in the development of the Nation’s gaming operations into the premier destination and entertainment facilities in Western New York with the partial opening of the Seneca Niagara luxury hotel. The entire luxury hotel, including all rooms and nine penthouse suites, spa and hair salon is expected to be opened by March 31, 2006. In addition, construction at the resort hotel at Seneca Allegany Casino is proceeding with a targeted partial opening on October 22, 2006. We believe that this 220-room resort hotel with its amenities will make this facility the premier full service Class III gaming and entertainment complex in its region. Finally, we have started the selection process for architects to select one to design our Buffalo Creek Casino located in the Buffalo downtown harbor area.”

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure, but is commonly used in the gaming industry as a measure of performance and basis for valuation of gaming companies. A reconciliation of net income to EBITDA is provided at the end of this press release.

SGC defines EBITDA as earnings before interest, taxes, depreciation and amortization. SGC defines Adjusted EBITDA as EBITDA plus pre opening expense. SGC’s calculation of EBITDA and Adjusted EBITDA may be different from the calculation used by other companies and therefore comparisons of EBITDA and Adjusted EBITDA may be limited. EBITDA and Adjusted EBITDA should not be construed as a substitute for operating income or net income, as they are determined in accordance with generally accepted accounting principles.

Forward-Looking Statements

This press release contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “believe”, “estimate”, “anticipate”, “intend”, “plan”, “expect”, “will”, “continue”, “evaluate”, and words of similar meaning, with references to SGC and its management, indicate forward looking statements. Similarly, statements that describe our plans or goals are all forward-looking statements. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements contained in this earnings release, including, but not limited to our ability to complete our hotel expansion projects on schedule and for the referenced estimated costs, our ability to construct and open our third casino in Erie County, our ability to make the Nation’s gaming operations into the premier destination and entertainment facilities in Western New York, and our ability to attract more mid to high- end gaming patrons, conference business and overnight guests with the opening of the Seneca Niagara Casino and Hotel.  Additional information concerning potential factors that could affect SGC’s financial condition, results of operations, and expansion projects are described from time to time in SGC’s periodic reports filed with the SEC, including, but not limited to, SGC’s Annual Report on Form 10-K. These Reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on SGC’s website, www.senecagamingcorporation.com.

SGC disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if the date is not stated, as of this press release date.

Earnings Conference Call

The Chairman of the Board and Nation’s President Barry E. Snyder and Seneca Gaming Corporation senior management will host an earnings conference call for investors and other members of the financial community on February 15, 2006 at 11:30 AM. Interested parties may participate in this call by dialing 800-895-4790, pass code SENECA. A rebroadcast of this earnings conference call will be available for 14 days using the same number and pass code.

Contact: Joseph A. D’Amato, Senior Vice President Finance and Administration for additional information at 716-299-1073.

SENECA GAMING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED) ($000’s omitted)

	December 31,	September 30,
	2005	2005
Assets

Current assets:
Cash and cash equivalents	$50,465	$142,467
Short-term investments	98,000	96,091
Receivables from Nation	467	875
Other receivables, net	2,027	1,979
Inventories	2,411	2,095
Other current assets	6,185	6,437

Total current assets	159,555	249,944

Property and equipment, net	480,237	430,418
Other long-term assets	60,325	18,486

Total assets	700,117	698,848

Liabilities and Shareholders’ Equity

Current liabilities:
Trade payables	5,330	3,898
Construction payables - SCMC	32,433	10,894
Other construction payables	—	23,341
Exclusivity fees payable	5,373	5,717
Accrued interest	6,042	14,218
Other current liabilities	35,897	38,003

Total current liabilities	85,075	96,071

Long-term debt	493,601	493,352

Total liabilities	578,676	589,423

Capital:
Retained earnings	121,441	109,425

Total liabilities and capital	$700,117	$698,848

SENECA GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED) ($000’s omitted)

	Three Months Ended:
	December 31,	December 31,
	2005	2004

Revenues:
Gaming	$110,039	$104,291
Food and beverage	9,786	9,676
Retail, entertainment and other	4,722	4,234
Less: promotional allowances	(15,631)	(10,325)
	108,916	107,876

Expenses:
Gaming	28,040	28,627
Food and beverage	8,810	8,691
Retail, entertainment and other	3,012	2,881
Advertising, general and administrative	31,420	29,231
Pre-opening costs	3,056	63
Depreciation and amortization	7,071	6,367

Total operating expenses	81,409	75,860

Operating income	27,507	32,016
Interest income	1,528	1,003
Interest expense	(7,749)	(11,956)

Net income (loss)	$21,286	$21,063

SENECA GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED) (‘000’s OMITTED)

	Three Months Ended:
	December 31,	December 31,
	2005	2004
Cash flows relating to operating activities:

Net income	$21,286	$21,063
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	7,071	6,367
Amortization of deferred financing costs and debt discount	787	620
Other	115	137
Change in operating assets and liabilities:
Current assets	189	(465)
Long-term assets	—	10
Current liabilities	(9,193)	7,790

Net cash provided by operating activities	20,255	35,522

Cash flows relating to investing activites:
Purchases of property and equipment	(58,700)	(47,812)
Land acquisition costs	(12,663)	(198)
Payment to collateralize letter of credit	(34,055)	—
Purchase of investments	(1,909)	(33,906)

Net cash used in investing activities	(107,327)	(81,916)

Cash flows relating to financing activities:
Payments to sinking fund	—	(11,973)
Repayments of long-term debt	—	(138)
Payment of deferred financing costs	(345)	(95)
Dividends paid to the Nation	(4,585)	(655)

Net cash used in financing activities	(4,930)	(12,861)

Net decrease in cash	(92,002)	(59,255)

Cash balances:
Beginning of period	142,467	211,595

End of period	$50,465	$152,340

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Three months ended December 31, 2005

(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income (loss)	$18,525	$7,543	$(294)	$(4,488)	$21,286
Depreciation	4,708	2,363	—	—	7,071
Interest, net	1,145	1,443	246	3,387	6,221

EBITDA	24,378	11,349	(48)	(1,101)	34,578
Pre-opening costs	3,004	—	52	—	3,056

Adjusted EBITDA	$27,382	$11,349	$4	$(1,101)	$37,634

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Three months ended December 31, 2004

(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income (loss)	$17,788	$6,770	$(33)	$(3,462)	$21,063
Depreciation	4,352	2,015		—	6,367
Interest, net	6,258	1,291	37	3,367	10,953

EBITDA	28,398	10,076	4	(95)	38,383
Pre-opening costs	11	48	4	—	63

Adjusted EBITDA	$28,409	$10,124	$8	$(95)	$38,446